Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of ONE Gas, Inc. (the “Registrant”) for the period ending December 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Curtis L. Dinan, Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Registrant.

/s/ Curtis L. Dinan
Curtis L. Dinan
Chief Financial Officer

February 18, 2016

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to ONE Gas, Inc. and will be retained by ONE Gas, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.